Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its Fourth Quarter of Fiscal Year 2012

Company Reports 46th Consecutive Profitable Quarter

AUSTIN, Texas – July 24, 2012 – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the fourth quarter ending June 30, 2012.

For the fourth quarter ended June 30, 2012:

•

Revenue was $12.8 million, consistent with the company’s $12.0 million to $13.0 million expectations communicated on April 24, 2012, and compared to $13.7 million for the fourth quarter of last fiscal year. As a reminder, the company closed a relatively large transaction with a database customer representing approximately $0.9 million in revenue near the end of the June quarter of the previous fiscal year.

•

Net income was $0.4 million, or $0.03 diluted earnings per share, consistent with expectations in the range of $0.02 to $0.05 communicated on April 24, 2012, and compared to net income of $1.2 million, or $0.07 diluted earnings per share, for the fourth quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $1.0 million, or $0.06 diluted earnings per share, consistent with expectations in the range of $0.04 to $0.07 communicated on April 24, 2012, and compared to net income of $1.4 million, or $0.08 diluted earnings per share, in the fourth quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with approximately $1.1 million in the fourth quarter, ending the quarter with approximately $42.7 million in cash and marketable securities. Pervasive acquired approximately 25,000 shares of Pervasive common stock on the open market at a total cost of approximately $0.2 million, or approximately $6.24 weighted average price per share, during the quarter ended June 30, 2012. The company has approximately $1.4 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of June 30, 2012 totaled approximately 16.4 million.

“We executed well in the June quarter, which marks our 46th consecutive quarter and 11th consecutive year of profitability,” said John Farr, president and CEO, Pervasive Software. “I am proud of the execution from our two core products teams. Our database products continued to deliver consistently solid revenue and high margins by matching its annual revenue performance from the prior year, representing 57% of our total annual revenue. Our core integration products team again grew quarterly and annual revenue over prior year, representing the 11th consecutive quarter and 5th consecutive fiscal year of year-over-year growth for our integration products team. Our balance sheet continues to be incredibly strong with $43 million in cash and marketable securities and no debt. Going forward, we remain committed to profitability while also investing heavily in research and development (~26% of revenue in fiscal 2012), including our strategic innovation investments both in our flagship database and integration product lines as well as in our evolving Cloud and Big Data-focused businesses.”

Business Outlook

For the first fiscal quarter ending September 30, 2012, Pervasive expects revenue to be in the range of $11.8 million to $12.8 million and GAAP-basis diluted earnings per share of $0.01 to $0.04, compared to $11.7 million revenue and $0.01 diluted earnings per share for the September quarter of the previous fiscal year. The expectation for revenue for the quarter ending September 30, 2012 reflects the potential for a sequential decrease from the quarter ended June 30, 2012. The September quarter is typically a challenging quarter due to the seasonality associated with the summer months.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the first quarter of fiscal year 2013. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.03 to $0.06 in the September quarter, compared to $0.03 non-GAAP diluted and fully taxed earnings per share for the September quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call — July 24, 2012

Pervasive will provide the full financial results for its fourth quarter ending June 30, 2012 in its regularly scheduled earnings release conference call on July 24, 2012 at 5:00 p.m. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at http://investor.pervasive.com/events.cfm. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot attend the live broadcast, a replay will be available 8:00 p.m. Eastern Tuesday, July 24, to midnight, Monday, July 30, by dialing 855-859-2056 (toll-free) or 404-537-3406 (international), and selecting Conference ID 93200256. Additionally, the Webcast will be archived on Pervasive’s Web site at http://investor.pervasive.com/events.cfm.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the first quarter ending September 30, 2012, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended March 31, 2012. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	June 30,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,115	$8,280
Marketable securities	31,609	30,226
Trade accounts receivable, net	8,528	8,374
Deferred tax assets, net	1,169	944
Prepaid expenses and other current assets	1,240	1,602

Total current assets	53,661	49,426

Property and equipment, net	1,295	1,322

Purchased intangibles, net	1,085	1,613
Goodwill	38,508	38,508
Deferred tax assets, net	2,231	1,833
Other assets	329	483

Total assets	$97,109	$93,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,677	$5,654
Deferred revenue	7,770	7,757

Total current liabilities	14,447	13,411

Stockholders’ equity	82,662	79,774

Total liabilities and stockholders' equity	$97,109	$93,185

Pervasive Software Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30		Twelve months ended June 30
	2012	2011	2012	2011
Revenues:
Product licenses	$8,224	$9,151	$31,156	$30,481
Services and other	4,551	4,507	18,004	17,912

Total revenue	12,775	13,658	49,160	48,393

Costs and expenses:
Cost of product licenses	368	336	1,453	1,352
Cost of services and other	1,769	1,333	6,074	5,108
Sales and marketing	5,191	6,073	20,696	21,265
Research and development	3,304	3,059	12,697	11,778
General and administrative	1,311	1,299	5,971	5,174

Total costs and expenses	11,943	12,100	46,891	44,677

Operating income	832	1,558	2,269	3,716

Interest and other income, net	17	16	69	64
Income tax provision	(403)	(404)	(683)	(899)

Net income	$446	$1,170	$1,655	$2,881

Diluted earnings per share:	$0.03	$0.07	$0.10	$0.18

Shares used in computing diluted earnings per share	16,201	16,218	15,993	16,086

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended		Twelve months ended
	June 30		June 30
	2012	2011	2012	2011

Cash from operations
Net income	$446	$1,170	$1,655	$2,881
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	325	337	1,336	1,344
Non-cash stock compensation expense	515	370	1,867	1,665
Non-cash changes in deferred tax assets	(588)	(267)	(624)	(826)
Bad debt expense and other non-cash adjustments	40	324	40	562
Changes in current assets and liabilities:
Trade accounts receivable	(381)	540	(198)	(820)
Prepaid expenses and other current assets	836	(367)	578	124
Accounts payable and accrued liabilities	58	569	183	745
Deferred rent and lease related accruals	(31)	426	780	520
Deferred revenue	(141)	(273)	19	481

Net cash provided by operations	1,079	2,829	5,636	6,676

Cash from investing activities
Purchase of property and equipment	(155)	(293)	(865)	(793)
Sales and purchases of marketable securities, net	505	474	(1,381)	3,060
Decrease in other assets	4	2	9	22

Net cash provided by (used in) investing activities	354	183	(2,237)	2,289

Cash from financing activities
Proceeds from exercise of stock options	446	107	1,444	692
Acquisition of treasury stock	(158)	(1,645)	(1,977)	(8,577)

Net cash provided by (used in) financing activities	288	(1,538)	(533)	(7,885)

Effect of exchange rate on cash and cash equivalents	6	31	(31)	114

Increase in cash and cash equivalents	1,727	1,505	2,835	1,194
Cash and cash equivalents at beginning of period	9,388	6,775	8,280	7,086

Cash and cash equivalents at end of period	$11,115	$8,280	$11,115	$8,280

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions and stock-based compensation related to employee stock options.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP, and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under ASC 718 (formerly SFAS 123R) for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718, formerly SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement, and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2012	2011	2012	2011
	Net Income	Net Income	Net Income	Net Income

GAAP	$446	$1,170	$1,655	$2,881
Amortization of intangible assets - cost of product licenses	130	130	520	520
Stock-based compensation - cost of services and other	17	16	62	53
Stock-based compensation - sales and marketing expense	196	133	644	531
Stock-based compensation - research and development expense	124	71	375	254
Stock-based compensation - general and administrative expense	178	221	835	898
Income tax adjustment for non-GAAP	(105)	(325)	(939)	(1,152)

Non-GAAP	$986	$1,416	$3,152	$3,985

GAAP net income per share - diluted	$0.03	$0.07	$0.10	$0.18

Non-GAAP net income per share - diluted	$0.06	$0.08	$0.19	$0.24

Shares used to compute GAAP net income per share - diluted	16,201	16,218	15,993	16,086

Shares used to compute non-GAAP net income per share - diluted	16,895	16,795	16,675	16,628

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended September 30, 2012

GAAP expectation	$0.01	$0.04

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.03	$0.06

*	rounds to zero

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2012	2011	2012	2011
	Net Income	Net Income	Net Income	Net Income

GAAP	$446	$1,170	$1,655	$2,881
Amortization of intangible assets - cost of product licenses	130	130	520	520
Stock-based compensation - cost of services and other	17	16	62	53
Stock-based compensation - sales and marketing expense	196	133	644	531
Stock-based compensation - research and development expense	124	71	375	254
Stock-based compensation - general and administrative expense	178	221	835	898
Income tax adjustment for non-GAAP	(105)	(325)	(939)	(1,152)

Non-GAAP	$986	$1,416	$3,152	$3,985

GAAP net income per share - diluted	$0.03	$0.07	$0.10	$0.18

Non-GAAP net income per share - diluted	$0.06	$0.08	$0.19	$0.24

Shares used to compute GAAP net income per share - diluted	16,201	16,218	15,993	16,086

Shares used to compute non-GAAP net income per share - diluted	16,895	16,795	16,675	16,628

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended September 30, 2012

GAAP expectation	$0.01	$0.04

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.03	$0.06

*	rounds to zero